As filed with the Securities and Exchange Commission on October 27, 2004

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COUGAR HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Cougar Holdings Inc.
2004 Stock Incentive Plan
(Full title of the plan)

Nevada, USA	30-0135720
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

10655 NE 4th Street, Suite 400, Bellevue, WA  98004
(Address of principal executive offices)  (Zip Code)

(604) 879-9001
(Registrant's telephone number)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.01 par value	400,000	$0.02	$8,000	$1.01

(1) Estimated solely for the purpose of computing the registration fee upon the basis of latest issue price discounted to reflect the size of this large illiquid share block.

(2) Consists of shares reserved for issuance pursuant to the consulting agreement as described herein granted under the Cougar Holdings Inc. 2004 Stock Incentive Plan.

Explanatory Note

This registration statement includes two parts. The documents constituting the prospectus under Part I of this registration statement for the Cougar Holdings Inc. 2004 Stock Incentive Plan (the "Plan Prospectus") will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b) under the Securities Act of 1933 (the "Securities Act").  The Plan Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8.  The second prospectus (the "Reoffer Prospectus") to be used in connection with reoffers and resales of Cougar Holdings Inc. common stock issued to Cougar's consultant as compensation for his services.  The Reoffer Prospectus is filed as part of this registration statement as required by Form S-8.

PART I. INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cougar Holdings Inc. 2004 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the Plan Prospectus, meeting the requirements of Section 10(a) of the Securities Act.  The Reoffer Prospectus to be used in connection with sales of common stock issued to Cougar's directors as compensation for their services will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

Item 2. Registrant Information and Employee Plan Information

Upon written or oral request by a participant in the Plan listed in Item 1, Cougar will provide any of the documents incorporated by reference in Part II, Item 3 of this registration statement (which documents are incorporated by reference into the Plan Prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan.  All of such documents and information will be available without charge.  Any and all requests should be directed to 10655 NE 4th Street, Suite 400, Bellevue, WA  98004 Telephone (604) 879-9001.

REOFFER PROSPECTUS

Cougar Holdings Inc.
10655 NE 4th Street, Suite 400
Bellevue, WA  98004
(604) 879-9001

400,000 SHARES OF COMMON STOCK

This reoffer prospectus relates to up to 400,000 shares of the common stock, par value $0.001 per share, of Cougar Holdings Inc. ("Cougar") which may be offered from time to time by the selling shareholder, who is an "affiliate" (as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933).  The selling shareholder acquired the shares pursuant to grants as compensation for his services as a consultant.

Our stock is listed on the NASD OTC Bulletin Board (symbol CGRH).

The selling shareholder may offer the shares for sale at prevailing prices on the NASD OTC Bulletin Board on the date of sale and may also sell his shares in private transactions under Rule 144, pledge their shares from time to time, or make a gift of the shares.

We will not receive any proceeds from the sales of the shares by the selling shareholder.  We paid the cost of the preparation of this prospectus and of registration.  All brokerage commission, discounts and other selling expenses will be incurred and borne by the individual selling shareholder.

Please read the Risk Factors listed on page 6 of this reoffer prospectus.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement.  Cougar has not authorized anyone else to provide you with different information.  The common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

1. SUMMARY OF THE COMPANY AND THIS OFFERING		5
1.1	The Company	5
1.2	The Offering	5

2. RISK FACTORS		6
2.1	Small Business Risks	6
2.2	Disappointing Exploration Results Could Force Shutdown	xxx
2.3	Uncertainty Whether We Will Be Able To Meet Our Future Capital Requirements	7
2.4	Supply Problems Could Result In Curtailed Operations	7
2.5	Dependence on Key Personnel	XXX
2.6	Our officers And Directors Have Conflicts Of Interest	XXX
2.7	As Cougar Is A Penny Stock, You May Not Be Able To Resell Cougar Shares.	XXX
2.8	Limited Operating History Makes Forecasting & Planning Difficult	XXX
2.9	Growth May Strain Cougar's Management Capability	XXX
2.10	Competing Larger Mining Firms Could Have a Cost Advantage
2.11	Net Losses Are Expected To Continue
2.12	Hazards and Risks of Operation Could Have a Serious Financial Impact
2.13	Failure to Comply With Canadian Mining Regulations Could Jeopardize Operations
2.14	Risks Associated with Reclamation Obligations
2.15	Risks of Obtaining Future Permits and Licenses
2.16	Loss on Dissolution
2.17	Risks Relating To Our Common Stock

3. USE OF PROCEEDS		11

4. SELLING SHAREHOLDER		11

5. PLAN OF DISTRIBUTION		11

6. INCORPORATION BY REFERENCE		12

7. INDEMNIFICATION OF DIRECTORS AND OFFICERS		12

Cougar Holdings Inc.
10655 NE 4th Street, Suite 400
Bellevue, WA  98004
(604) 879-9001

400,000 Shares of Common Stock

1. SUMMARY OF THE COMPANY AND THIS OFFERING

This Reoffer Prospectus contains certain forward-looking statements within the meaning of the federal securities laws.  Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Reoffer Prospectus.

1.1 The Company

Cougar Holdings Inc. was incorporated in the State of Nevada on June 2, 1999.  We are an exploration stage company engaged in the exploration of two mining claims for gemstones.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada, and our business office is 10655 NE 4th Street, Suite 400, Bellevue, WA, 98004. Our telephone number is (604) 879-9001.

We have interests in two mineral claims which we may explore.  The two interests consist of a 100% interest in each of the WC1 and WC2 mineral claims located near the city of Vernon, British Columbia, Canada.  None of our properties contain a known commercially viable deposit suitable for mining.

Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  There is no assurance that a commercially viable mineral deposit exists on our property.  Exploration will be required before a final evaluation as to the economic feasibility is determined.

1.2 The Offering

Common stock outstanding as of October 26, 2004	2,808,001

Shares offered by selling shareholder	400,000

Shares offered by Cougar	None

Use of Proceeds	Cougar will not receive any proceeds from the sale of the shares by the selling shareholder.

2. RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment. The order in which the following risk factors are presented is arbitrary. You should not conclude, because of the order of presentation, that one risk factor is more significant than another.

2.1 Small Business Risks

We are subject to risks inherent in the establishment of a small business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

2.2 Disappointing Exploration Results Could Force Shutdown

Our properties are currently in a dormant stage. At present we have no mineral reserves. It is uncertain whether the property contains a mineable quantity of gemstones. Development of our properties will only proceed if there are satisfactory exploration results. If we do not find a mineral reserve containing gemstones or if we cannot develop a mineral reserve, either because we do not have the capital or because it is not economically feasible to do so, we will have to cease operations and shareholders could lose their entire investment.

Gemstone exploration involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our future mineral exploration and development activities will result in any discoveries of gemstones. The long-term profitability of our operations will be in part dependent upon the cost and success of its future exploration programs, which may be affected by a number of factors.

A very significant factor impacting mineral exploration in British Columbia and in Canada, in general, is legislation, policies and controls relating to prospecting, development, production and environmental protection, mining taxes and labor standards. Changes in governmental legislation, policies and controls can have a substantial impact on the timing, and the capital and operating costs of exploration and development.

Enactment of new legislation or revisions to existing legislation, either at the provincial level or at the federal level could be sufficient to severely impact the WC1 and WC2 mineral properties. If the impact of changes in legislation is sufficiently negative to undermine the economic viability of the Company's mineral properties the Company would likely eventually cease operations and shareholders would likely be faced with a loss of their entire investment.

Other factors, such as market fluctuations, changing production costs, the supply and demand for gemstones, the rate of inflation, the political environment and changes in international investment patterns may have an adverse effect on our exploration and development activity.

2.3 Uncertainty Whether We Will Be Able To Meet Our Future Capital Requirements

We have no source of operating cash flow to fund future exploration projects or corporate overhead.  In fiscal 2004 ending June 30, 2004, we incurred a net loss of ($8,845).  In fiscal 2003, due to a reversal of $48,000 of management fees previously charged to the Company, we reported a net profit of $32,985 and in fiscal 2002 we reported a net loss of ($2,803).  Due to the nature of the mineral exploration business, there can be no assurance that we will be profitable.  We have limited financial resources, and there is no assurance that additional funding will be available.  If we wish to continue exploration of our properties, then we must raise significant additional funds.  The only source of funds available to us for future exploration expenditures is through the sale of our stock, subject to applicable United States, or state securities laws.

Even if the results of future exploration are encouraging, we may not be able to raise sufficient funds through further equity offerings or through the sale or syndication of some of our properties, due to the depressed market for shares of junior mining firms and the depressed market for mineral properties.  As there is no assurance that such funds will be available, on acceptable terms, if at all, Cougar shareholders should be aware that we may not be able to conduct the further exploration necessary to determine whether a commercially mineable deposit of gemstones exists.

2.4 Supply Problems Could Result In Curtailed Operations

Competition and unforeseen limited sources of supplies in the mining industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

2.5 Dependence on Key Personnel

Our continued existence is largely dependent, upon the efforts of our current executive officers, Terry G. Cook, President and Cam Dalgliesh, Secretary. The loss or unavailability of any such person could have an adverse effect on us. We do not maintain key man life insurance policies for either of these individuals. Also, our continued existence and viability is dependent upon our ability to attract and retain qualified people in all areas of the business, especially management positions. If we are unable to attract and retain qualified personnel, our business may be adversely affected.

The death or disability of Terry G. Cook could adversely affect the management of our business as Mr. Cook is our principal executive officer and is directly involved, on a day-to-day basis, in all of the company's business affairs. His death or incapacity could adversely affect our operations and future prospects.

2.6 Our officers And Directors Have Conflicts Of Interest

Our officers and directors have conflicts of interest in that they are officers and directors of other companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Cook or Mr. Dalgliesh, are officers or directors of, a direct conflict of interest could result.

2.7 As Cougar Is A Penny Stock, You May Not Be Able To Resell Cougar Shares

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

2.8 Limited Operating History Makes Forecasting & Planning Difficult

We have no operating history upon which to base an evaluation of Cougar's exploration business and its future prospects. There can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis. We are an early stage exploration company. Future operating results will depend upon many factors, including the level of product and price competition in the gemstone industry; our success in attracting and retaining motivated employees who are qualified in the gemstone field; our ability to develop the inventory of properties; and the success of raising additional capital.

2.9 Growth May Strain Cougar's Management Capability

If Cougar is successful in establishing gemstone reserves that are commercially viable, the Company will likely experience significant growth in its operations. An expansion of the operations will place further demands on Cougar's small management team of Mr. Cook and Mr. Dalgliesh. In the event of expanded operations, Cougar will need to recruit and retain people with technical qualifications in the field of gemstone exploration and extraction. Should Cougar succeed in developing the gemstone properties the Company will experience significant growth in operations. If we fail to manage our growth effectively, our business prospects, financial condition and results of operations could be adversely affected.

In addition to concern regarding the management of our gemstone operations, shareholders should be concerned with the ability of Cougar management to profitably reinvest any earnings and allocate capital efficiently.

2.10 Competing Larger Mining Firms Could Have a Cost Advantage

There is competition from other mining exploration and development companies. Many of the mining companies with which we compete have operations and financial strength many times that of ours. The scale of their mining and exploration operations enables them to spread their fixed costs such as management overhead and equipment costs over a much larger mineral resource base. Nevertheless, the market for our possible future production of minerals tends to be commodity oriented, rather than company oriented. Accordingly, we expect to compete by taking advantage of the market for all minerals present in its properties, to offset the fixed costs of mining any one of the jointly-occurring minerals. Commodity prices fluctuate and there is no guarantee that market prices at any one time will be higher than production costs. We do not engage in any material hedging or other transactions which are intended to manage risks relating to the fluctuations in mineral prices.

2.11 Net Losses Are Expected To Continue

Our accumulated net loss since inception to June 30, 2004 is ($30,402) consisting of administrative expenses of $25,075 and mining property expenses of $5,429, offset by interest income of $102.  We expect losses to continue.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to prove up mineral resources that can be developed into a profitable revenue stream; as well as our ability to reduce exploration stage costs. We expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues could cause us to go out of business.

2.12 Hazards and Risks of Operation Could Have a Serious Financial Impact

Mining operations are high risk activities. Experience, knowledge and careful evaluation are needed. Hazards such as unusual or unexpected rock formations may result in work stoppages, damage to mines and producing facilities, damage to life and property, environmental damage and possible legal liability for damage. Cougar may become liable for cave-ins and other hazards for which the Company cannot insure or chooses not to insure, where premium costs are disproportionate to our perception of the relevant risks. For a mining company the size of Cougar the financial burden resulting from an unfortunate accident could be severe. Payments resulting from such liabilities would reduce the funds available for Cougar's gemstone activities. While insurance policies could reduce the possibility of an incident resulting in Cougar having to cease operations, Cougar's limited financial resources could mean that the payment of such insurance premiums would reduce the funds available for exploration activities.

2.13 Failure to Comply With Canadian Mining Regulations Could Jeopardize Operations

In Canada, Cougar's claims are worked under Provincial Mines Acts and Regulations. As such, any exploration and development activity carried out on the WC1, and WC2 mineral properties would fall under the Mineral Tenure Act of British Columbia.

Exploration on mineral claims must be carried out according to the terms outlined by the local mines inspectors. In the case of the  WC1, and WC2 mineral properties any exploration activity would be carried out on terms outlined by the mines inspectors located in the region around Vernon, British Columbia.

We may be required to post small monetary bonds to be held against project cleanup. Provincial labor health and welfare codes apply to all operations. We may retain professional exploration consultants who carry general liability and third party insurance.

Our Canadian exploration activities in Canada are regulated by various government agencies, both federal and provincial. Environmental legislation has established restrictions and prohibitions on spills and releases from mining activity that would result in environmental pollution. A breach of regulations may result in fines and penalties. If any fines and penalties were substantial, the financial burden on a company with the limited financial resources that Cougar has, could force Cougar to cease operations, likely resulting in Cougar shareholders losing their entire investment.

We have obtained all necessary permits for exploration work performed to date and are in compliance with all material laws and regulations that currently apply to its activities. Such laws and regulations could possibly have an adverse effect on any mining project that we might undertake in the future.

Environmental legislation is evolving in a manner that will require more stringent assessments of proposed projects, stricter standards and enforcement, increased fines and penalties for non-compliance, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, could adversely affect our operations. Environmental hazards caused by previous owners or operators of the properties may exist that are unknown to us. We do not have any form of environmental liability insurance at the present time. We do not expect to be able to obtain such insurance at a reasonable cost. If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on our financial condition.

2.14 Risks Associated with Reclamation Obligations

Reclamation requirements aim to minimize long-term effects of exploration by requiring the operating company to control possible harmful discharges and to reestablish to some degree, pre-disturbance land forms and vegetation. We are actively providing for or have carried out any requested reclamation activities on its properties.

2.15 Risks of Obtaining Future Permits and Licenses

The operations of Cougar may require licenses and permits. It is uncertain whether Cougar will be able to obtain all licenses and permits required to carry out exploration and development of its properties.

2.16 Loss on Dissolution

In the event of our dissolution, the proceeds (if any) realized from the liquidation of our assets will be distributed to our shareholders only after satisfaction of claims of any creditors and preferred shareholders.

2.17 Risks Relating To Our Common Stock

MR. COOK IS A LARGE SHAREHOLDER.  HAVING A LARGE SHAREHOLDER COULD LIMIT POTENTIAL ACQUISITION PROPOSALS

As a result of Mr. Cook having a large share position, the value attributable to the right to vote is diminished. This could result in a reduction in the market value of the Cougar shares you own because of the ineffective voting power. Terry G. Cook, directly, and indirectly has at least 93.58% of the voting power of our outstanding equity.  As a result, Mr. Cook's votes at shareholder meetings may have a considerable impact on determining who is elected to the Board of Directors as well as to our management. Provisions in our certificate of incorporation, by-laws, and the Nevada Revised Statutes may also enhance Mr. Cook's control. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

Mr. Cook's Large Share Position Could Have a Depressive Effect on the Market Price of Cougar.

3. USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the selling shareholder.

4. SELLING SHAREHOLDER

The Shares to which this Reoffer Prospectus relates are being registered for reoffer and resale by the selling shareholder, who acquired these Shares as compensation for his services as a consultant to Cougar Holdings Inc.  The selling shareholder may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the selling shareholder, based upon information available to the Company as of October 26, 2004, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

Shareholder	Relationship to Cougar	Shares Owned Before Sale	Shares Offered in Sale	Shares Owned After Sale	Percentage Owned After Sale (1)
Terry G. Cook	Consultant, and President and Director	2,653,334	400,000	2,253,334	80.25%

Total		2,653,334	400,000	2,253.334	80.25%

(1) Hudson Capital Corporation is the beneficial owner of 2,253,334 common shares of Cougar Holdings. Mr. Terry G. Cook is the President and controlling shareholder of Hudson Capital Corporation and controls these shares of Cougar Holdings Inc. through his control of Hudson.
(2) Based on 2,808,001 shares of common stock outstanding as of October 26, 2004.

5. PLAN OF DISTRIBUTION

The selling shareholder may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the NASD OTC Bulletin Board, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling shareholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act.  All selling and other expenses incurred by the selling shareholder will be borne by the selling shareholder.  In addition to any Shares sold pursuant to this prospectus, the selling shareholder may, at the same time, sell any shares of common stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

Neither Cougar nor the selling shareholder can be sure that the selling shareholder will sell all or any portion of the Shares offered.

Cougar Holdings Inc. will pay all expenses in connection with this offering including the legal fees incurred in connection with the preparation of this registration statement and will not receive any proceeds from sales of any Shares by the selling shareholder.

6. INCORPORATION BY REFERENCE

The following documents are incorporated by reference into this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 filed on October 4, 2004.

(b) The Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 22, 2004, September 24, 2004 and October 19, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Securities and Exchange Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

7. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 filed on October 4, 2004.

(b) The Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 22, 2004, September 24, 2004 and October 19, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Securities and Exchange Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.   Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

This item is not applicable.

Item 5. Interests of Named Experts and Counsel.

This item is not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

This item is not applicable.

Item 8. Exhibits.

The following documents are filed as Exhibits to this Registration Statement:

Exhibit Number	Description of Exhibits

5.1	Opinion of counsel as to the validity of the shares being registered

10.1	Consulting Agreement with Terry G. Cook

23.1	Consent of counsel (included in Exhibit 5.1)

23.2	Consent of Telford Sadovnick, P.L.L.C., Certified Public Accountants

99.1	Cougar Holdings Inc. 2004 Stock Incentive Plan

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 26th day of October 2004.

COUGAR HOLDINGS INC.

By: /s/ Terry G. Cook
Terry G. Cook, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Terry G. Cook
President, Chief Executive Officer, Chief Financial Officer and Director
October 26, 2004

/s/ Cam Dalgliesh
Director
October 26, 2004